Exhibit 10.1

Stock Purchase Agreement

Dated as of October 14, 2009

By and Among

Richard Granville

and

Belmont Partners, LLC

and

Cinnabar Ventures, Inc.

TABLE OF CONTENTS

Section 1. Construction and Interpretation	3
1.1. Principles of Construction.	3

Section 2. The Transaction	4
2.1. Purchase Price:	4
2.2. Transfer of Shares and Terms of Payment:	4
2.3. Closing.	4
2.4. Escrow Shares	5
2.5 Additional Consideration	5

Section 3. Representations and Warranties	5
3.1. Representations and Warranties of the Seller and the Company.	5
3.2. Covenants of the Seller and the Company.	7
3.3. Representations and Warranties of the Purchaser	8

Section 4. Miscellaneous	9
4.1. Expenses.	10
4.2. Governing Law.	10
4.3. Resignation of Old and Appointment of New Board of Directors.	10
4.4. Indemnification.	10
4.5. Disclosure.	11
4.6. Notices.	11
4.7. Parties in Interest.	11
4.8. Entire Agreement.	11
4.9. Amendments.	12
4.10. Severability.	12
4.11. Counterparts	12
4.12. Spin Out	12
4.13. Asset Acquisition	12

Stock Purchase Agreement

This stock purchase agreement (“Agreement”), dated as of October 14, 2009, is entered into by and among Cinnabar Ventures, Inc. (“Cinnabar” or the “Company”) and Belmont Partners, LLC (the “Seller”), and Richard Granville (“Purchaser” and together with the Company and the Seller, the “Parties”).

W i t n e s s e t h:

Whereas, the Seller, is a shareholder of Cinnabar, a corporation organized and existing under the laws of the State of Nevada, and owns and/or controls five million (5,000,000) shares of the Company, which represents approximately 78.86% of the issued and outstanding common stock of the Company, (the “Stock”); and

Whereas, the Purchaser desires to acquire the Stock from Seller.

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Construction and Interpretation

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

(d) This Agreement is the result of negotiations among “the Parties” and has been reviewed by each Party’s counsel.  Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2.  The Transaction

2.1. Purchase Price:

The Seller hereby agrees to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from Seller the Stock for a total purchase price of one hundred and ninety five thousand dollars ($195,000.00) (the “Purchase Price”).  The Purchase Price is payable in the following manner:

1.
Purchaser shall place a seventy thousand dollar ($70,000.00) deposit (the “Deposit”) with Anslow & Jaclin LLP (the “Escrow Agent”) to be held in escrow and released to Seller on the Closing Date (defined herein);

2.
The balance of the Purchase Price of one hundred and twenty five thousand dollars ($125,000.00) (the “Balance”) shall be due and payable within ninety (90) days from the date of this Agreement.  The Balance shall be secured in the form of a promissory note (the “Note”) from the Purchaser to the Seller in accordance with Exhibit A attached hereto.

2.2. Transfer of Shares and Terms of Payment:

In consideration for the transfer of the Stock by the Seller to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement.  Transfer of the shares and payment thereof shall be in the following manner:

i)	The Purchaser has placed the Deposit into an escrow account (the “Escrow Account”) with the Escrow Agent on behalf of the Seller to be released to Seller on the Closing Date (defined herein).

ii)	The Purchaser shall issue the Note to the Seller on Wednesday, October 14, 2009.

iii)
Simultaneously with the issuance of the Note and delivery of the Deposit, the Seller shall deliver to the Purchaser, the certificates for the Stock duly endorsed for transfer to be held in escrow in accordance with the terms of this Agreement.  (collectively, the “Closing”).

2.3. Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place by wire transfer and overnight mail on or before 5:00 P.M. EST on October 14, 2009 (the “Closing Date”).  In the event that the Closing does not occur on or before such date, other than due to a breach of this Agreement by either Party, a Party may terminate this Agreement and shall have no further obligations to the other Party.  Breach of this Agreement shall include any non-payment or late payment of the Purchase Price or failure to deliver any stock as specified in this Agreement.

    2.4.  Escrow of Shares.

The Purchaser acknowledges that the Stock with a medallion guaranteed stock power shall be held in the Escrow Account by the Escrow Agent until such time as the Note has been paid in full. In addition, it is agreed that any other shares issued by the Company from the date of this Agreement through the satisfaction of the Note in full shall be held in escrow with medallion guaranteed stock powers (collectively all of these shares shall be referred to as “Escrow Shares”). In the event of a default by the Purchaser under the Note then the Escrow Shares shall be immediately delivered to the Seller.  At such time as the Note is paid in full the Escrow Shares shall be released to the respective owner of the Escrow Shares.

2.5.  Additional Consideration.

2.5.1 In consideration of the benefits provided to the Company hereby, the Company shall issue and deliver to Seller, such fully paid, non-assessable restricted shares of the Company’s common stock equal to two hundred seventy five thousand (275,000) newly issued common stock shares of the Company (the “Additional Common Stock”).

2.5.2.
In consideration for serving as a director of Company, the Company shall issue an “Option” to Seller for twenty five thousand (25,000) shares of the Company’s common stock, at $.01 cent. Option is good for one year from date of this Agreement without regard to length of service to Company’s board.  (the “Option”).

2.5.3.

The Seller acknowledges that the Additional Common Stock referenced in 2.5.1 shall remain non-dilutable for the term of the promissory note (the “Note”), attached hereto as Exhibit A.  On the Payment Date (as defined in the Note), or on prepayment, the Additional Common Stock shall lose any and all non-dilution rights previously assigned.

Section 3.  Representations and Warranties

3.1. Representations and Warranties of the Seller and the Company.

3.1.1           The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved in as well as any general business transactions in the future that may be desired by its directors.

3.1.2	The Company is in good standing with the Secretary of State of Nevada.

3.1.3           The Company has, or will have at Closing, no outstanding debt or obligations whatsoever.  Should the Purchaser discover any obligation of the Company that was not paid prior to the Closing Date, the Seller undertakes to indemnify the Purchaser for a period of one hundred and twenty (120) days and for a maximum of forty five thousand dollars ($45,000.00), for any and all such liabilities, whether outstanding or contingent or otherwise at the time of Closing.

3.1.4           The Company will have no assets or liabilities at the Closing Date.

3.1.5           To the best knowledge of Seller after due inquiry, the Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.1.6           To the best knowledge of Seller after due inquiry, the Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the Closing.

3.1.7           To the best knowledge of Seller after due inquiry, the Company does not own any real estate or any interests in real estate.

3.1.8           To the best knowledge of Seller after due inquiry, the Company is not liable for any income, real or personal property taxes to any governmental or state agencies whatsoever.

3.1.9           To the best knowledge of Seller after due inquiry, the Company is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

3.1.10           The Seller, either directly or by representation, is the lawful owners of record of the Stock, and the Seller presently has, and will have at the Closing Date, the power to transfer and deliver the Stock to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the transfer of the Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.11           There are no authorized shares of the Company other than the amount disclosed as being seventy five million (75,000,000) common shares, and there are no issued and outstanding shares of the Company other than the amount disclosed as being six million three hundred and forty thousand (6,340,000) common shares.  Seller at the Closing Date will have full and valid title to the Stock, and there will be no existing impediment or encumbrance to the sale and transfer of the Stock to the Purchaser; and on delivery to the Purchaser of the Stock being sold hereby, all of such shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such shares will be legally and validly issued and fully paid and non-assessable shares of the Company’s common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

3.1.12           To the best knowledge of Seller after due inquiry, all issuances of the Company of the shares in their common stock in past transactions have been legally and validly effected, and all of such shares in the common stock are fully paid and non-assessable.

3.1.13           To the best knowledge of Seller after due inquiry, there are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock.

3.1.14           To the best knowledge of Seller after due inquiry, there are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

3.1.15           To the best knowledge of Seller after due inquiry, the Company has no subsidiaries.

3.1.16           To the best knowledge of Seller after due inquiry, the Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

3.1.17           To the best knowledge of Seller after due inquiry, the Company has no insurance or employee benefit plans whatsoever.

3.1.18           To the best knowledge of Seller after due inquiry, the Company is not in default under any contract, or any other document.

3.1.19           To the best knowledge of Seller after due inquiry, the Company has no outstanding powers of attorney and no obligations concerning the performance of the Seller concerning this Agreement.

3.1.20           The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Seller of any agreement or other instrument to which they are or have been a party.

3.1.21           All financial and other information which the Company and/or the Seller furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Seller contained in the SEC filings filed by the Company since its inception (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

3.1.22           The Seller has filed with the SEC the Company’s Quarterly Report on Form 10-Q for period ended August 31, 2009 and the Purchaser agrees to cover the expenses occurred in connection with this filing, not to exceed five thousand dollars ($5,000.00).

The representations and warranties herein by the Seller shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

3.2. Covenants of the Seller and the Company.

From the date of this Agreement and until the Closing Date, the Seller and the Company covenant the following:

3.2.1           The Seller will, to the best of his ability, preserve intact the current status of the Company as an OTC Bulletin Board quoted company.

3.2.2           To the extent reasonably available, the Seller will furnish the Purchaser with all corporate records and documents, such as the Articles of Incorporation and Bylaws, or any other corporate document or record requested by the Purchaser.

3.2.3           The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchaser.

3.2.4           The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

3.2.5           The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

3.2.6           The Seller will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchaser hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

3.2.7           The Company will not declare any dividend in cash or stock, or any other benefit.

3.2.8           The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

3.2.9           At Closing, the Company and the Seller will obtain and submit to the Purchaser resignations of current officers and directors.

3.3           Representations and Warranties of the Purchaser.

3.3.1           The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized, and no further consent or authorization is required.  This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

3.3.2           The Purchaser is, and will be at the time of the execution of this Agreement, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate.

3.3.3           On the Closing Date, the Purchaser will purchase the Stock pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.3.4           The Purchaser understands and agrees that the Stock have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Stock must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Stock, or interests in the Stock, and deliver the Stock, or interests in the Stock, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Stock, or interests in the Stock, to third parties who in turn may dispose of these Stock.

3.3.5           The Stock shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3.3.6           The offer to sell the Stock was directly communicated to the Purchaser by the Company.  At no time was any Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.7           The Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

3.3.8           The foregoing representations and warranties shall survive the Closing Date and for a period of one year thereafter.

Section 4.  Miscellaneous

4.1. Expenses.

Each of the Parties shall bear its/his own expenses in connection with the transactions contemplated by this Agreement.

4.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the Commonwealth of Virginia applicable to agreements executed and to be wholly performed solely within such state.

4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

The Company and the Seller shall take such corporate action(s) required by Cinnabar's Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers as of the Closing Date.

Name	Position
Richard Granville	President and Director

4.4 Indemnification.

The Purchaser shall indemnify and hold harmless the Seller from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Purchaser’s obligation to reimburse the Seller for such Losses and the possibility that such payments might later be held to have been improper. Notwithstanding the above, it is understood that such indemnification should be limited to eighty thousand dollars ($80,000).

The Seller shall indemnify and hold harmless the Purchaser from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to Seller’s obligation to reimburse the Purchaser for such Losses and the possibility that such payments might later be held to have been improper.  Notwithstanding the above it is understood that such indemnification should be limited to eighty thousand dollars ($80,000).

4.5.  Disclosure.

The Parties agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Parties, which consent shall not be unreasonably withheld.

4.6. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Seller, to:

Belmont Partners, LLC
360 Main Street
PO Box 393
Washington, Virginia 22747
540-675-3149 (office)
540-675-3369 (fax)

If to the Purchaser, to:

Richard Granville
105 Wynnes Ridge Circle
Marietta, GA 30067
Facsimile: (404)

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.7. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.8. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.9. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.10. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.11. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

4.12. Spin out.

At or prior to the Closing Date, the Company’s business will be spun out from the Company.

4.13.  Asset Acquisition.

Purchaser shall, as soon as practicable, and in no case later than ninety (90) days from the Closing, acquire all of the assets of Yippy, Inc., a corporation organized in the State of Delaware (the “Asset Acquisition”) to be assumed by Company.  The Company shall be the surviving corporation and shall continue unimpaired by the Asset Acquisition.  Upon the Asset Acquisition, the Company shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Yippy, Inc.

[REMAINDER OF PAGE LEFT BLANK]

In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:

Cinnabar Ventures, Inc.

By: ____________________
Name:           Joseph Meuse
Title: Director and President
Date: _________________
Seller:

Belmont Partners, LLC

By: ____________________
Name: Joseph Meuse
Title:           Managing Member
Date: ___________________

Purchaser:

By: ____________________
Name: Richard Granville, Individually
Date: ___________________

EXHIBIT A

PROMISSORY NOTE

$125,000.00	October 14, 2009

FOR VALUE RECEIVED, Richard Granville (the “Maker”) promises to pay Belmont Partners, LLC or assigns (the “Holder”) in lawful money of the United States of America, the aggregate sum of One Hundred and Twenty-Five Thousand Dollars ($125,000.00) with no interest.

1. Principal.  The principal amount of this Note shall be due and payable ninety (90) days from the date hereof (the “Payment Date”).  Notwithstanding anything herein to the contrary, the Note may be prepaid by Maker without penalty, in whole or in part.

2. Manner of Payment.  The payment of principal on this Note shall be paid by Maker to Holder by wire transfer of immediately available funds to an account or accounts designated by Holder in writing. If any payment of principal on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the Commonwealth of Virginia.

3. Security.  Maker’s performance under this Note is secured to the extent and in the manner set forth in that certain stock purchase agreement of even date herewith, by and among Holder, Maker and Cinnabar Ventures, Inc. (the “Stock Purchase Agreement”).  Holder rights are set forth in the Stock Purchase Agreement, including Non-Diluted provision under reference 2.5.3.

4. Prepayment.  Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note.

5. Severability.  If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6. Governing Law.  This Note will be governed by the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws.

7. Parties in Interest.  This Note may be assigned or transferred by Holder.  Subject to the preceding sentence, the rights and obligations of Maker and Holder shall be binding upon and benefit their successors, assigns, heirs, administrators and transferees.

8. Section Headings; Construction.  The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first written above.

/s/ Richard Granville
Name: Richard Granville